MADSEN & ASSOCIATES, CPA's INC.
Certified Public Accountants and Business Consultants

                                                684 East Vine Street, #3
                                                Murray, Utah 84107
                                                Telephone 801-268-2632
                                                Fax 801-262-3978





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated March 16, 2004, accompanying the audited financial statements of Videolocity International, Inc. and Subsidiaries at October 31, 2003, and the related statements of operations, stockholders' equity, and cash flows for the years ended October 31, 2003 and 2002 and the period May 26, 2000 to October 31, 2003 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2.


/s/ Madsen & Associates Inc.
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July 7, 2004